UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

June 14, 2004

Date of Report (date of earliest reported)

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

ITEM 7.	Financial Statements and Exhibits.

(c)	Exhibits.

99.	Sonic Innovations, Inc. press release dated June 14, 2004.

ITEM 9.	Regulation FD Disclosure.

On June 14, 2004, Sonic Innovations, Inc. announced that it expects lower than anticipated results in its second quarter ending June 30, 2004. A copy of the press release is attached hereto as exhibit 99 of this Form 8-K. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, but is instead furnished as required by that instruction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: June 15, 2004

SONIC INNOVATIONS, INC.

/s/ Stephen L. Wilson

Senior Vice President and Chief Financial Officer